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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) of Spelling Entertainment Group Inc. for the registration of 668,489 shares of its common stock pertaining to Individual Stock Option Agreements with employees of Republic Pictures Corporation, of our report dated March 19, 1993, with respect to the consolidated financial statements and schedules of Spelling Entertainment Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG

Cincinnati, Ohio
April 25, 1994